                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 28, 2009

                        Guaranty Federal Bancshares, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                   43-1792717
                     (I.R.S. employer identification number)

                                     0-23325
                            (Commission file number)

                              1341 West Battlefield
                           Springfield, Missouri 65807
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (417) 520-4333
                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[_] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         On January 30, 2009, as part of the U.S. Department of the Treasury's
Troubled Asset Relief Program's Capital Purchase Program, Guaranty Federal
Bancshares, Inc. (the "Company") entered into a Letter Agreement (including the terms of the Securities Purchase Agreement - Standard Terms, the "Purchase
Agreement") with the United States Department of the Treasury (the "Treasury")
pursuant to which the Company sold to the Treasury 17,000 shares of Fixed Rate
Cumulative Perpetual Preferred Stock, Series A, (the "Series A Preferred Stock")
and issued a ten year warrant (the "Warrant") to purchase 459,459 shares of the
Company's common stock (the "Common Stock") for $5.55 per share (the "Warrant
Shares") for a total purchase price of $17.0 million in cash (the
"Transaction"). The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

         The Series A Preferred Stock will qualify as Tier 1 capital and will be entitled to cumulative preferred dividends at a rate of 5% per year for the first five years, payable quarterly, and 9% thereafter. The Series A Preferred
Stock has a liquidation preference of $1,000 per share, plus accrued and unpaid dividends. The failure by the Company to pay a total of six quarterly dividends, whether or not consecutive, gives the holders of the Series A Preferred Stock the right to elect two directors to the Company's Board of Directors.

         During the first three years after the Transaction, the Company may not redeem the Series A Preferred Stock except in conjunction with a "qualified equity offering" meeting certain requirements. After three years, the Company may redeem the Series A Preferred Stock for $1,000 per share, plus accrued and unpaid dividends, in whole or in part, subject to regulatory approval. The restrictions on redemption are set forth in the Certificate of Designations described in Item 5.03 below.

         In conformity with requirements of the Purchase Agreement and Section
111(b) of the Emergency Economic Stabilization Act of 2008 (the "EESA"), the
Company and its subsidiary, Guaranty Bank, and each of its Senior Executive
Officers (as defined in the Purchase Agreement) agreed to limit certain compensation, bonus, incentive and other benefits plans, arrangements, and policies with respect to the Senior Executive Officers during the period that the Treasury owns any debt or equity securities acquired in connection with the
Transaction. The applicable Senior Executive Officers have entered into an agreement with the Company and Guaranty Bank consenting to the foregoing and have executed a waiver voluntarily waiving any claim against the Treasury or the
Company for any changes to such Senior Executive Officer's compensation or benefits that are required to comply with Section 111(b) of EESA.

         The Warrant is exercisable immediately upon issuance and expires in ten years. The Warrant has anti-dilution protections and certain other protections for the holder, as well as potential registration rights upon written request from the Treasury. The Treasury has agreed not to exercise voting rights with respect to the Warrant Shares that it may acquire upon exercise of the Warrant.
The number of Warrant Shares may be reduced by up to one-half if the Company completes an equity offering satisfying certain

requirements by December 31, 2009. If the Series A Preferred Stock is redeemed in whole or all of the Series A Preferred Stock is transferred by the Treasury to third parties, the Company has the right to purchase any shares of the Common
Stock held by the Treasury at their fair market value at that time. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

         The holder has certain registration rights to facilitate a sale of the
Series A Preferred Stock upon written request to the Company. Neither the Series
A Preferred Stock, the Warrant nor the Warrant Shares will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series A Preferred Stock and December
31, 2009.

         In addition, the information set forth under Item 3.03 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

         The information set forth under Item 1.01 is incorporated herein by reference. The issuance of the Series A Preferred Stock and the Warrant to the
Treasury was exempt from registration pursuant to Section 4(2) of the Securities
Act of 1933, as amended. The sale to the Treasury involved no public offering.

Item 3.03 Material Modification to Rights of Security Holders.

         Upon issuance of the Series A Preferred Stock on January 30, 2009 and
without the Treasury's approval, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock
(as defined below) will be subject to restrictions, including the Company's restriction against increasing dividends from the last quarterly cash dividend per share declared on the Common Stock prior to October 14, 2008. The redemption, purchase or other acquisition of trust preferred securities of the
Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock, and (b) the date on which the Series A Preferred
Stock has been redeemed in whole or the Treasury has transferred all of the
Series A Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

         In addition, pursuant to the Certificate of Designations, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and
Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Certificate of Designations described in Item 5.03.

         "Junior Stock" means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. "Parity Stock" means any class or series of stock of the Company

the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information concerning executive compensation set forth under Item 1.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year.

On January 28, 2009, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations for the purpose of amending its
Restated Certificate of Incorporation establishing the terms of the Series A
Preferred Stock. The Series A Preferred Stock has a liquidation preference of
$1,000 per share. The Certificate of Designations is attached hereto as Exhibit
3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) EXHIBITS

3.1      Certificate of Designations for the Series A Preferred Stock

4.1      Form of Certificate for the Series A Preferred Stock

4.2      Warrant to Purchase Common Stock

10.1     Letter Agreement dated January 30, 2009, including Securities Purchase
         Agreement - Standard Terms incorporated by reference therein, between
         Guaranty Federal Bancshares, Inc. and the United State Department of
         the Treasury, with respect to the issuance and sale of Series A
         Preferred Stock and the Warrant

10.2     Amendment and Waiver Regarding Compensation Arrangements dated January
         28, 2009 by and among Guaranty Bank, Guaranty Federal Bancshares, Inc.
         and its Senior Executive Officers

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Guaranty Federal Bancshares, Inc.

                                        By: /s/ Shaun A. Burke
                                           -------------------------------------
                                        Shaun A. Burke
                                        President and Chief Executive Officer

Date: February 3, 2009.